James E. Slayton, CPA

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2858 West Market Street

Suite C

Fairlawn, Ohio 44333

1-330-869-6704

Securities and Exchange Commission December 21, 2000

Washington, D.C. 20549

Dear madam/sir

I have been notified that I have been replaced as the accountant for Stemcell Global Research Inc. (the Company). I previously eported on the Company's financial statements for the period ending December 31, 1999 and quarters ending March 31, 2000 and June 30, 2000. The letter terminating my appointment was dated October 9, 2000.

The audit report dated December 31, 1999, was unqualified except for a qualifying statement regarding the Company's ability to continue as a going concern.

I have read the Company's statements contained in Form 8-K and agree with them except that I have except that I am not in a position to agree with the Company's statement that the change was approved by the Audit Committe of the Board of Directors or that Jerry Donnellon, CPA was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Sincerley,

/s/ James E. Slayton

James E. Slayton